UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated December 8, 2008 (Earnings)

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NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 8, 2008, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended November 23, 2008. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated December 8, 2008 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008	/s/ Jamie E. Samath

Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

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Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Second Quarter Fiscal 2009

•	Q2 sales were $422 million, down 9% from Q1 of fiscal 2009 and down 15% from Q2 of fiscal 2008
•	Gross margin percentage of 65.6%, down from 66.0% in Q1 and up from 64.4% in last year’s Q2
•	Diluted EPS of 14 cents, down from the 33 cents reported in Q1 of fiscal 2009 and the 33 cents in last year’s Q2
•	Sales outlook for Q3 of fiscal 2009 expected to be down approximately 30 percent

SANTA CLARA, Calif. – Dec. 8, 2008 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $422 million and net income of $34 million, or 14 cents per diluted share, for the second quarter of fiscal 2009, which ended Nov. 23, 2008.  In National’s first quarter of fiscal 2009, the company reported $466 million in sales, $80 million in net income and 33 cents per diluted share. Gross margin of 65.6 percent in National’s second quarter of fiscal 2009 was down from the 66.0 percent gross margin achieved in the first quarter of fiscal 2009.

Compared to last year, sales decreased approximately 15 percent from the $499.0 million reported in the second quarter of fiscal 2008, and earnings per share declined from the 33 cents recorded one year ago. Gross margin increased from the 64.4 percent reported in the second quarter of fiscal 2008.

Notable Items in Q2, Fiscal 2009 Results

Included in second quarter fiscal 2009 results were approximately $28 million of pre-tax severance and restructuring expenses related primarily to a previously announced action, and approximately $7 million of discrete income tax expenses, which consisted primarily of a write-down of foreign deferred taxes, offset partially by tax benefits associated with the recent restoration of the federal R&D tax credit.

Bookings for Q2, Fiscal 2009

During the second quarter of fiscal year 2009, total bookings decreased by 33 percent compared to the first fiscal quarter. New order rates fell significantly from customers in the wireless handset market (which represents about one third of National’s sales) as well as from distributors, which service a large number of customers across a broad range of industries and markets. Regionally, the second quarter bookings decline was most prominent in Asia Pacific and Europe. Total company billings exceeded bookings in the second quarter.

Outlook for Q3, Fiscal 2009

National anticipates that sales in the third quarter of fiscal 2009 will be down sequentially by approximately 30 percent depending on turns orders received in the quarter. The sales outlook is being impacted by significantly lower-than-usual demand levels in the post-holiday season, especially for personal mobile devices. In addition, the company expects gross margins to decline as the company plans to significantly lower its manufacturing activity in the third quarter of fiscal 2009.

Stock Repurchase and Cash Balances

During the second quarter of fiscal 2009, the company repurchased approximately $23 million of stock under its stock buyback program. As of the end of the second quarter of fiscal 2009, National had approximately $127 million of authorization still available under an approved program for future stock repurchases. National Semiconductor’s fully diluted weighted average share count for the second quarter of fiscal of 2009 was 234 million shares, down from 241 million shares in the first quarter of fiscal 2009. The company ended the second quarter of fiscal 2009 with approximately $786 million in cash and cash equivalents which was up from the approximately $693 million that the company had at the end of the previous quarter.

Dividend Declaration

The company had previously announced on September 25, 2008 that the Board of Directors had declared a cash dividend of $0.08 per outstanding share of common stock and that the dividend will be paid on Jan. 5, 2009 to shareholders of record at the close of business on Dec. 15, 2008.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products. Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 25, 2008 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the 10-Q for the quarter ended Aug. 24, 2008.

About National Semiconductor

National Semiconductor creates energy-efficient analog and mixed-signal semiconductors. Its PowerWise® products enable systems that consume less power, extend battery life, and generate less heat. Headquartered in Santa Clara, Calif., National reported sales of $1.89 billion for fiscal 2008 which ended May 25, 2008. Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	Nov. 23,	Nov. 25,	Nov. 23,	Nov. 25,
	2008	2007	2008	2007
Net sales	$421.6	$499.0	$887.2	$970.5
Cost of sales	144.9	177.8	303.3	352.4
Gross margin	276.7	321.2	583.9	618.1

Research and development	93.5	91.9	183.1	185.7
Selling, general and administrative	70.6	82.8	152.4	158.3
Severance and restructuring expenses (recovery)	28.1	-	29.2	(1.5)
Other operating (income) expense, net	(0.1)	2.7	(0.2)	(0.4)

Operating expenses, net	192.1	177.4	364.5	342.1

Operating income	84.6	143.8	219.4	276.0
Interest income	3.8	10.1	7.6	21.3
Interest expense	(18.7)	(23.7)	(37.0)	(43.3)
Other non-operating expense, net	(12.3)	(0.8)	(15.1)	(1.9)

Income before taxes	57.4	129.4	174.9	252.1
Income tax expense	23.5	38.8	61.4	75.9

Net income	$33.9	$90.6	$113.5	$176.2

Earnings per share:
Basic	$0.15	$0.35	$0.50	$0.67
Diluted	$0.14	$0.33	$0.48	$0.63

Selected income statement ratios as a percentage of sales:

Gross margin	65.6%	64.4%	65.8%	63.7%
Research and development	22.2%	18.4%	20.6%	19.1%
Selling, general and administrative	16.7%	16.6%	17.2%	16.3%
Net income	8.0%	18.2%	12.8%	18.2%

Effective tax rate	40.9%	30.0%	35.1%	30.1%

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Nov. 23, 2008	May 25, 2008
ASSETS
Current assets:
Cash and cash equivalents	$785.9	$736.8
Receivables	125.9	137.3
Inventories	154.5	148.6
Deferred tax assets	82.6	82.9
Other current assets	36.4	66.0

Total current assets	1,185.3	1,171.6

Net property, plant and equipment	559.3	557.3
Goodwill	60.5	60.5
Deferred tax assets	236.5	247.5
Other assets	108.2	112.2

Total assets	$2,149.8	$2,149.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$62.5
Accounts payable	61.9	53.5
Accrued expenses	187.9	180.3
Income taxes payable	11.6	12.3

Total current liabilities	323.9	308.6

Long-term debt	1,383.4	1,414.8
Long-term income taxes payable	155.9	143.4
Other non-current liabilities	75.9	85.4

Total liabilities	1,939.1	1,952.2

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	114.7	116.3
Additional paid-in-capital	7.4	-
Retained earnings	175.9	167.4
Accumulated other comprehensive loss	(87.3)	(86.8)

Total shareholders’ equity	210.7	196.9

Total liabilities and shareholders’ equity	$2,149.8	$2,149.1

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Six Months Ended
	Nov. 23, 2008	Nov. 25, 2007
Cash flows from operating activities:
Net income	$113.5	$176.2
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	61.5	65.4
Share-based compensation	35.5	47.6
Excess tax benefit from share-based payment arrangements	(4.3)	(13.0)
Tax benefit associated with stock options	6.5	22.2
Loss on investments	15.1	1.7
Gain on disposal of equipment	(0.6)	(0.5)
Other, net	0.4	0.5
Changes in certain assets and liabilities, net:
Receivables	8.9	(38.9)
Inventories	(5.7)	26.6
Other current assets	0.4	15.6
Accounts payable and accrued expenses	(1.2)	17.6
Current and deferred income taxes	48.8	14.2
Other non-current liabilities	(24.8)	(25.1)
Net cash provided by operating activities	254.0	310.1
Cash flows from investing activities:
Purchase of property, plant and equipment	(55.1)	(52.5)
Proceeds from sale of property, plant, and equipment	0.6	16.0
Proceeds from sale of investments	-	0.2
Funding of benefit plan	(0.5)	(5.1)
Other, net	-	(2.6)
Net cash used in investing activities	(55.0)	(44.0)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	-	992.9
Proceeds from bank borrowings, net of issuance costs	-	1,996.5
Repayment of bank borrowing	(31.4)	(1,515.6)
Payment on software license obligations	-	(8.4)
Excess tax benefit from share-based payment arrangements	4.3	13.0
Minimum tax withholding paid on behalf of employees for net share settlements	(0.2)	(14.1)
Issuance of common stock	33.5	76.3
Purchase and retirement of treasury stock	(128.4)	(1,780.1)
Cash dividends declared and paid	(27.7)	(21.3)
Net cash used in financing activities	(149.9)	(260.8)
Net change in cash and cash equivalents	49.1	5.3
Cash and cash equivalents at beginning of period	736.8	828.6
Cash and cash equivalents at end of period	$785.9	$833.9

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	Nov. 23, 2008	Nov. 25, 2007	Nov. 23, 2008	Nov. 25, 2007

Earnings per share:
Basic	$0.15	$0.35	$0.50	$0.67
Diluted	$0.14	$0.33	$0.48	$0.63

Net income used in basic and diluted
earnings per share calculation	$33.9	$90.6	$113.5	$176.2

Weighted-average shares outstanding:
Basic	228.0	258.9	228.9	264.5
Diluted	234.0	271.5	237.6	277.7

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Six Months Ended
Other operating (income) expense, net	Nov. 23, 2008	Nov. 25, 2007	Nov. 23, 2008	Nov. 25, 2007

Net intellectual property income	$(0.1)	$(0.1)	$ (0.2)	$(0.1)
Gain on sale of manufacturing plant assets	-	-	-	(3.1)
Litigation settlement	-	3.3	-	3.3
Other	-	(0.5)	-	(0.5)
Total other operating (income) expense, net	$(0.1)	$2.7	$ (0.2)	$(0.4)

Other non-operating expense, net

Trading securities:
Change in net unrealized holding losses	$(12.3)	$(0.8)	$ (15.1)	$(1.9)
Non-marketable investments:
Gain from sale	-	0.2	-	0.2
Charitable contribution	-	(0.2)	-	(0.2)
Total other non-operating expense, net	$(12.3)	$(0.8)	$ (15.1)	$(1.9)

Share-based compensation expense	$16.1	$27.6	$ 35.5	$47.6

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